Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Entera Bio Ltd. of our report dated March 26, 2020 relating to the financial statements, which appears in Entera Bio Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel July 13, 2020	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited